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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


                      CROWN CASTLE INTERNATIONAL APPOINTS
                     JOHN P. KELLY CHIEF EXECUTIVE OFFICER

HOUSTON, Aug 15, 2001 /PRNewswire/ -- Crown Castle International Corp. (NYSE:
CCI) today announced that its Board of Directors has appointed John P. Kelly as President and Chief Executive Officer effective August 20, 2001. Mr. Kelly currently serves as the Company's President and Chief Operating Officer. Ted B. Miller, Jr., Crown Castle's co-founder, will remain a Director and non-executive Chairman of the Board.

Mr. Miller stated, "Over the past six years, we have built a company with over 14,000 towers and operations on three continents. During our recent restructuring announcement, I expressed my desire to focus the Company's efforts on operational excellence: revenue growth, margin expansion, and capital efficiency. It is my view that the appointment of John Kelly as CEO reinforces our committed focus on operations. John's knowledge and operating experience inspires employees and enhances credibility with our customers, making him the appropriate person to lead Crown Castle through its next stage of evolution."

John Kelly stated, "I am pleased and excited about the opportunity to lead the effort to make Crown Castle the world's premier provider of shared communications infrastructure. The people and assets that the Company has assembled under Ted's leadership are unrivaled. I am confident that Crown Castle's committed focus on operations will result in more opportunities to extend customer relationships and produce superior returns for our shareholders over time."

Additionally, due to the reduced emphasis on acquisition activities, Charles C. Green III, Executive Vice President of Global Finance, and George E. Reese, Executive Vice President of International Development, have announced their resignations effective October 15, 2001 to spend more time with their families and to pursue other opportunities. Mr. Green led the Company as chief financial officer through its initial public offering, and Mr. Reese led the Company's UK operations as chief financial officer and chief commercial officer. Both were instrumental in the growth of the Company.

Crown Castle has scheduled a conference call for Thursday, August 16, 2001 at 10:00 a.m. Eastern Time to discuss these events. To participate in the call, dial 719-457-2600 at least ten minutes before the conference call begins and ask for the Crown Castle conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 23, 2001. To access the replay, dial 719-457-0820 using a pass code of 633013.

Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's website at www.crowncastle.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Webcast, an archived version will be available shortly after the call on the Company's website. For more information, please contact Karen Roan at Easterly Investor Relations at (713) 529-6600 or email karen@easterly.com.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. The Company offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle International owns, operates and manages over 14,000 wireless communication towers internationally. For more information on Crown Castle International, visit: www.crowncastle.com.

This press release contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove to have been correct. Such statements are subject to certain risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential factors which could affect the Company's financial results is included in the Risk Factors sections of the Company's filings with the Securities and Exchange Commission.

Contacts: W. Benjamin Moreland, CFO
               Carmen Thompson, VP Finance
               Crown Castle International
               713-570-3000
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     Ken Dennard / kdennard@easterly.com
     Lisa Elliott / lisae@easterly.com
     Easterly Investor Relations
     713-529-6600

SOURCE:  Crown Castle International Corp.

CONTACT: W. Benjamin Moreland, CFO, or Carmen Thompson, VP Finance, both of
         Crown Castle International Corp., +1-713-570-3000; or Ken Dennard, kdennard@easterly.com, or Lisa Elliott, or lisae@easterly.com, both of Easterly Investor Relations, +1-713-529-6600, for Crown Castle International Corp.